Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-275675) of Pixie Dust Technologies, Inc. (the “Company”) of our report dated November 16, 2023, which includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, relating to the financial statements, which appears in this Annual Report on Form 20-F of the Company.

/s/ Baker Tilly US, LLP

Irvine, California

August 22, 2024